EXHIBIT 16.1

AJ. ROBBINS, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
216 SIXTEENTH STREET
SUITE 600
DENVER, COLORADO 80202

December 13, 2006

United States Securities and
Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Applied Medical Devices, Inc.

Dear Sir/Madam:

We have read Item 4.01 of the form 8-K Applied Medical Devices, Inc., dated December 12, 2006 regarding the recent change of auditors. We agree with such statement made regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.01.

Very truly yours,

AJ. Robbins, PC

by /s/ AJ. Robbins
     AJ. Robbins, CPA